EXHIBIT 10.127

AMENDMENT NUMBER 2 TO

AMENDED AND RESTATED

EMPLOYMENT CONTINUATION PLAN

FOR KEY EMPLOYEES OF

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

This Amendment Number 2 dated as of February 1, 2007 (this “Amendment”) is attached to and made a part of that certain Amended and Restated Employment Continuation Plan for Key Employees of Dollar Thrifty Automotive Group, Inc. (“DTAG”) dated April 21, 2004, as amended by Amendment Number 1 dated September 28, 2005 (collectively, the “Plan”).

This Amendment shall amend the Plan as follows:.

1.           By amending the definition of “Change in Control” contained in Section 3(d) of the Plan as follows:

(a)          By amending subparagraph (i) by deleting the phrase “more than 50%” in its entirety in the sixth line thereof and replacing it with the phrase “more than 60%”.

(b)          By amending subparagraph (ii) by deleting the phrase “more than 50%” in its entirety in the fifth line thereof and replacing it with the phrase “more than 60%”.

2.          By deleting the portion of the first sentence before the proviso in Section 4(e) of the Plan in its entirety and replacing it with the following:

“Notwithstanding anything contained in this Plan to the contrary, in the event of a Change in Control, any Key Employee to whom the benefits of this Section 4(e) are extended as provided in Annex A-1 may terminate employment with the Company for any reason, or without reason, during the 30-day period immediately following the one year anniversary of the occurrence of a Change in Control with a right to Employment Continuation Compensation;”

3.            By deleting the phrase “the Southwest Edition of” before the phrase “The Wall Street Journal” contained in Section 5(a)(iii) of the Plan in its entirety.

4.          By deleting Section 5(c) of the Plan in its entirety and replacing it with the following:

“c.           Outplacement Services. Each Key Employee listed on Annex A whose employment is terminated in accordance with Section 4(c) shall be reimbursed by the Company for reasonable expenses incurred for outplacement counseling (i) which are pre-approved by the Administrator, (ii) which do not exceed $20,000, and (iii) which are incurred by the Key Employee within fifty-two (52) weeks following the Termination Date. Each Key Employee listed on Annex B whose employment is terminated in accordance with Section 4(d) shall be reimbursed by the Company for reasonable expenses incurred for outplacement counseling (i) which are pre-approved by the Administrator, (ii) which do not exceed $20,000, and (iii) which are incurred by the Key Employee within twenty-six (26) weeks following the Termination Date.”

5.           By deleting Section 5(e) of the Plan in its entirety and replacing it with the following:

“6.          Financial, Investment and Tax Planning. During the Continuation Period, the Company will arrange to provide each Key Employee with financial, investment and tax planning services in accordance with the policies and procedures of the Company regarding the provision of such services to its executives existing immediately prior to the Change in Control.”

6.           By amending the first sentence of Section 6 of the Plan by adding the phrase “and Annex A-2” at the end of such sentence following the phrase “Annex A-1”.

7.           By amending the first sentence of Section 6(h) of the Plan by adding the phrase “or Annex A-2” in the third line of such sentence following the phrase “Annex A-1”.

8.           By adding a new Annex A-2 attached to this Amendment as Schedule 1

All other provisions of the Plan remain as stated in the Plan.

These actions were approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held on February 1, 2007.

Schedule 1

AMENDED AND RESTATED EMPLOYMENT CONTINUATION PLAN

FOR KEY EMPLOYEES OF

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

Annex A-2

Key Employees

Steven B. Hildebrand

R. Scott Anderson

John J. Foley